UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 18, 2004

CHARLES RIVER ASSOCIATES INCORPORATED

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                            Unregistered Sales of Equity Securities.

On November 12, 2004, we issued 24,495 shares of our common stock to Tabors, Caramanis & Associates, Inc. (TCA) as part of the consideration paid by us to acquire substantially all of the assets of TCA.  We relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

On November 18, 2004, we issued 75,261 shares of our common stock to Henry Ergas, the sole shareholder of Network Economics Consulting Group Pty Limited (NECG), as part of the consideration paid by us to acquire all of the shares of NECG from Mr. Ergas.  We relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

On November 22, 2004, we sold 14,899 shares of our common stock to a recently-hired employee consultant for a purchase price of $450,000.  We relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

Item 8.01                                            Other Events.

On November 15, 2004, we issued a press release announcing our acquisition of Tabors, Caramanis & Associates, Inc.  A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference.

On November 18, 2004, we issued a press release announcing our acquisition of Network Economics Consulting Group Pty Limited.  A copy of the press release is filed as Exhibit 99.2 and is incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)  Exhibits

Number	Title

99.1	November 15, 2004 press release

99.2	November 18, 2004 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER ASSOCIATES INCORPORATED

Dated: November 23, 2004	By:	/s/ James C. Burrows
James C. Burrows
President and Chief Executive Officer

Exhibit Index

Number	Title

99.1	November 15, 2004 press release

99.2	November 18, 2004 press release